UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)
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INTL FCStone Inc.
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March 3, 2017
Amendment No. 1 to Proxy Statement

INTL FCSTONE INC.
708 Third Avenue
Suite 1500
New York, New York 10017

ANNUAL MEETING
OF SHAREHOLDERS HELD ON
FEBRUARY 23, 2017

EXPLANATORY NOTE

The sole purpose of this Amendment is to correct a scrivener’s error contained in the Company’s Form DEF 14A filed on January 13, 2017. In the Security Ownership of Certain Beneficial Owners and Management table on page 33 of the original filing, information in the column "Number of Shares Beneficially Owned" for some of our Officers and Directors was inadvertently deleted during the preparation of the Form DEF 14A for filing on EDGAR.  The proxy statements mailed to stockholders and provided on the Company's website included the information that was inadvertently deleted from the Form 14A filed on EDGAR.  A copy of the Security Ownership of Certain Beneficial Owners and Management table now showing the deleted information is attached to this filing.  No other changes have been made to the Form DEF 14A, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Form DEF 14A.

Name	Number of Shares Beneficially Owned (1) (2)	Percent of Class
Institutions and Funds
BlackRock Institutional Trust Company, N.A. (3)	1,593,992	8.56%
The Vanguard Group, Inc. (4)	1,392,823	7.48%
Private Capital Management, LLC (5)	1,114,866	5.99%
Officers and Directors
Sean M. O'Connor (6) (7) (8)	1,158,873	6.21%
Scott J. Branch (9) (10) (11)	1,061,252	5.70%
John Radziwill (12) (13) (14)	877,627	4.71%
Philip A. Smith (15)	152,105	*
Brian T. Sephton (16)	135,455	*
Bruce Krehbiel (17)	106,470	*
Paul G. Anderson (18)	98,094	*
William J. Dunaway (19)	66,817	*
John M. Fowler (20)	54,869	*
Eric Parthemore (21)	48,262	*
Xuong Nguyen (22)	42,479	*
Charles M. Lyon (23)	41,067	*
Daryl Henze (24)	21,344	*
Aaron M. Schroeder (25)	12,896	*
Tricia Harrod (26)	6,115	*
Mark Maurer (27)	5,596	*
Edward J. Grzybowski (28)	3,169	*
All Directors and executive officers as a group (17 persons) (29)	3,892,490	20.66%